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                                 REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          PEOPLES SAVINGS BANK OF TROY

           PEOPLES SAVINGS BANK OF TROY ANNUAL MEETING OF SHAREHOLDERS
                                October 31, 2001

         The undersigned shareholder of Peoples Savings Bank of Troy ("Peoples") hereby constitutes and appoints _______________, _______________ and _______________, or any one of them, as the proxy or proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of Peoples to be held at the Market Square Community Room, 405 S.W. Public Square, Troy, Ohio 45373, on October 31, 2001, at 3:00 p.m. Eastern Time (the "Annual Meeting"), all of the shares of Peoples common stock which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Prospectus/Proxy Statement:

1.   The election of three directors:

     [ ]     FOR all nominees (except as    [ ]  WITHHOLD authority to vote for
             marked to the contrary below):      all nominees listed below:

                       R. Douglas Haines
                       Richard W. Wallace
                       G. Joseph Reardon

2. The approval of the directors' cash compensation for the 2001-2002 fiscal year:

     [ ]    FOR     [ ]    AGAINST         [ ]    ABSTAIN

3. The adoption of the Peoples Savings Bank of Troy 2001 Stock Option and Incentive Plan:

     [ ]    FOR     [ ]    AGAINST         [ ]    ABSTAIN


4. The adoption of the Agreement of Merger dated August 27, 2001, by and among Peoples Ohio Financial Corporation, Peoples
     Savings Bank of Troy and Peoples Merger Corp.:


     [ ]    FOR     [ ]    AGAINST         [ ]    ABSTAIN

5. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof:

     [ ]  FOR       [ ]    AGAINST         [  ]    ABSTAIN

The Board of Directors recommends a vote "FOR" the proposals listed above.

UNLESS THIS PROXY IS REVOKED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES

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SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSALS
STATED ABOVE.

IMPORTANT:  PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

         At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Annual Meeting of Shareholders of Peoples and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


----------------------------                ------------------------------
Signature                                   Signature


----------------------------                ------------------------------
Print or Type Name                          Print or Type Name


Dated: _____________________                Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.